EXHIBIT 10.29

PUT AGREEMENT REGARDING

ORDINARY SHARES OF SEVEN ARTS PICTURES PLC

Between SEVEN ARTS PICTURES PLC and

FLETCHER INTERNATIONAL, LTD.
___________________________

31 December 2010
_____________________________

THIS PUT AGREEMENT is made the 31st day of December 2010 BETWEEN

(1)	Seven Arts Pictures PLC, a corporation registered under the laws of England and Wales with the registration number of 04276617("PLC"), and

(2)	Fletcher International, Ltd., a company organized under the laws of Bermuda ("Fletcher").

WHEREAS

A.
Fletcher and the Trustee of the Seven Arts Pictures Employee Benefit Trust (the "Trustee") have entered into a certain stock purchase agreement of even date herewith (the "Stock Purchase Agreement"), providing for the purchase by Fletcher of 447,167 Ordinary Shares of Plc (the "Shares"),

B.
BRG Investments, LLC (a wholly-owned subsidiary of Fletcher), PLC and Seven Arts Entertainment, Inc. have entered into an Agreement of even date herewith (the "Venture Agreement"), providing for the purchase and sale of up to 300,000 shares of Series A Preferred Stock of Seven Arts Entertainment, Inc. on the terms and subject to the conditions set forth therein, and

C.
To induce Fletcher to enter into the Stock Purchase Agreement, PLC has agreed to grant Fletcher the right to require PLC to acquire the Shares from Fletcher on the terms and subject to the conditions set forth herein,

NOW IT IS HEREBY AGREED as follows:

1.  DEFINITIONS

1.1	As used in this Agreement, unless the context otherwise requires, the following terms shall have the meanings set out next thereto:

"Agreement"	shall mean this Put Agreement.

"Business Day"	shall have the meaning provided therefor in the Venture Agreement.

"Completion"	shall have the meaning set out in Paragraph 2.3.

"Fletcher Notice"	shall have the meaning set out in Paragraph 2.1.

"Ordinary Shares"
shall mean ordinary shares with a par value of £0.25 each now or hereafter authorised and issued in the capital of the Issuer and shares or debt of any other class into which such shares may hereafter have been reclassified or changed.

"Person"
shall mean an individual or a partnership, trust, incorporated or unincorporated association, joint venture, limited liability trust, government (or an agency or political subdivision thereof) or other entity of any kind.

"Purchase Price"	shall have the meaning set out in Paragraph 2.2.

"Put Agreement"	shall have the meaning set out in the Recitals.

"Repayment Rate"
means an annual rate equal to (i) the 30-day London Interbank Offered Rate for United States dollar deposits as of the date of measurement, as reported on such system as is customarily used to quote such rate as determined by Fletcher, plus (ii) twelve percent (12%).

"Shares"	shall have the meaning set out in the Recitals.

"Trigger Event"
means (i) any breach of any representation, warranty or covenant of the Trustee contained in the Stock Purchase Agreement or (ii) any termination of the Venture Agreement for any reason pursuant to Section 11 thereof except for a termination for which a Termination Fee is due pursuant to Section 11(c) thereof.

"Trust"	shall have the meaning set out in the Recitals.

"Trustee"	Smith & Williamson Trustees (Jersey) Limited, as trustee for the time being of the Trust.

"Venture Agreement"	shall have the meaning set out in the Recitals.

2.    PUT OPTION

2.1
Put Option. PLC hereby grants Fletcher the right, exercisable at any time and from time to time from and after the occurrence of a Trigger Event, to require PLC to acquire all or any portion of the Shares for the purchase price specified in Paragraph 2.2 hereof. Fletcher may exercise such right by delivering to the PLC one or more written notices (each, a "Fletcher Notice") notifying the PLC that Fletcher is exercising its rights under this Agreement with respect to the number of Shares identified in such notice.

2.2
Purchase Price. In connection with any exercise of Fletcher's rights set forth in Section 2.1 hereof, PLC shall pay Fletcher a purchase price per Share equal to the purchase price per Share paid by Fletcher to the Trustee under the Stock Purchase Agreement, plus interest thereon from the date of completion of the purchase of Shares under the Stock Purchase Agreement through the date of Completion hereunder at a rate per annum equal to the Repayment Rate, compounded monthly (the "Purchase Price").

2.3
Completion. If Fletcher delivers a Fletcher Notice to the PLC, the purchase by the PLC of the Shares specified in such Fletcher Notice ("Completion") shall occur on the third Business Day after and excluding the date of such Fletcher Notice, or such other date as Fletcher and the PLC mutually agree, by wire transfer of the Purchase Price by PLC to a bank account designated in writing by Fletcher and the simultaneous transfer by Fletcher of such Shares to the PLC.

3.  REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties by PLC. PLC hereby makes the following representations and warranties to Fletcher:

3.1.1
Organisation. PLC is properly established, and validly existing under the laws of England and Wales with all necessary corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

3.1.2
Authority. PLC has all necessary corporate power and authority to enter into and to undertake the transactions contemplated hereby and to otherwise to carry out its obligations. The execution and delivery of this Agreement by PLC and the undertaking by it of the transactions contemplated hereby has been duly authorised by all necessary action on the part of PLC. This Agreement is and will be a valid and binding obligation of PLC enforceable against it in accordance with its terms.

3.1.3
No Conflicts. The execution and performance of this Agreement by PLC does not and will not (i) conflict with or violate any provisions of PLC's governing documents; (ii) constitute a default under, or give to others any rights of termination of, any agreement to which PLC is a party; (iii) result in a breach of any law, regulation, or other restriction of any kind or (iv) permit any claim by any third party against Fletcher.

3.1.4	Consents and Approvals. PLC is not required to obtain any consent or approval from any Person in connection with the execution and performance by PLC of this Agreement.

3.1.5
Other Representations and Warranties. PLC hereby makes the representations and warranties set forth in Section 6 of the Venture Agreement, which are incorporated herein by this reference as if set forth in full herein.

3.2	Representations and Warranties of Fletcher. Fletcher hereby represents and warrants to PLC as follows:

3.2.1
Organisation. Fletcher is duly organized, and validly existing under the laws of Bermuda with all necessary corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.

3.2.2
Authority. Fletcher has all necessary corporate power and authority to enter into and to undertake the transactions contemplated hereby and to otherwise to carry out its obligations. The execution and delivery of this Agreement by Fletcher and the undertaking by it of the transactions contemplated hereby has been duly authorised by all necessary action on the part of Fletcher. This Agreement is or will be a valid and binding obligation of Fletcher enforceable against it in accordance with its terms.

3.2.3
No Conflicts. The execution and performance of this Agreement by Fletcher does not and will not (i) conflict with or violate any provisions of the Fletcher's governing documents; (ii) constitute a default under, or give to others any rights of termination of, any agreement to which Fletcher is a party; or (iii) result in a breach of any law, regulation, or other restriction of any kind by Fletcher.

3.2.4	Consents and Approvals. Fletcher is not required to obtain any consent or approval from any Person in connection with the execution and performance by Fletcher of this Agreement.

4.  MISCELLANEOUS

4.1	Professional Costs. Each party shall pay the costs and expenses of its own advisers, if any, incidental to the negotiation, preparation and execution, of this Agreement.

4.2
Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

4.3
Notices. Any notice or other communication required given hereunder shall be in writing and shall be deemed to have been properly given upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours) whichever shall first occur. The addresses for such communications shall be:

If to PLC to:	Seven Arts Pictures PLC 38 Hertford Street London W1J 7SG UK Tel: 44 20 3006 8222 Fax: 44 20 3006 8220 Attention: Peter M. Hoffman / Kate Hoffman

If to Fletcher to:	Fletcher International, Ltd
c/o Appleby Services (Bermuda) Ltd.
Canon's Court
22 Victoria Street
P.P. Box HM 1179
Hamilton HM EX Bermuda
Telephone: (441) 295-2244
Facsimile: (441) 292-8666
Attention: Desirae Jones, Corporate Administrator

With a copy to:	Fletcher Asset Management,Inc. 48 Wall street Address, 5th Floor New York, NY 10005 Telephone: (212) 284-4800 Facsimile: (212) 284-4801 Attention: Jack LaFata

or such other address as may be designated hereafter by notice given pursuant to the terms of this Paragraph 4.3.

4.4
Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the PLC and Fletcher, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver shall be deemed to be a continuing waiver in the future or a waiver of any other provision nor shall any delay or omission of either party to exercise any right hereunder in any manner limit that party's ability to exercise any such right thereafter.

4.5	Headings. The headings herein are for convenience only and shall not be deemed to limit or affect any of the provisions hereof.

4.6
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

4.7
Choice of Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, and each of the parties hereto hereby submits to the exclusive jurisdiction of any state or federal court in the Southern District of New York and any court hearing any appeal therefrom, over any suit, action or proceeding against it arising out of or based upon this Agreement. Each of the parties hereto also agrees not to bring any such suit, action or proceeding in any other court. Each of the parties hereto hereby waives any objection to any such suit, action or proceeding in such courts whether on the grounds of venue, residence or domicile or on the ground that the suit, action or proceeding has been brought in an inconvenient forum.

4.8
Specific Enforcement. The parties stipulate that the remedies at law of the parties hereto in the event of any default or threatened default by any party in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

4.9
Remedies Cumulative. Any and all remedies set forth in this Agreement: (i) shall be in addition to any and all other remedies the parties may have at law or in equity, (ii) shall be cumulative, and (iii) may be pursued successively or concurrently as each of the parties may elect.  The exercise of any remedy by any party shall not be deemed an election of remedies or preclude such party from exercising any other remedies in the future. The prevailing party in any suit, action or proceeding arising out of or based upon this Agreement shall be entitled to recover his or its reasonable attorneys' fees and costs (including experts' and witness fees and costs) from the unsuccessful party.

4.10
Publicity. The PLC and Fletcher shall consult with each other prior to the issue of any press releases or other public statements with respect to the transactions contemplated herein and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other.

4.11
Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect it shall be deemed severed herefrom and the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

4.12	Time of Essence. Time shall be of the essence in this Agreement.

4.13	Currency. All dollar ($) amounts set forth herein refer to United States dollars. All payments hereunder will be made in lawful currency of the United States of America.

4.14
Counterparts. The parties may execute and deliver this Agreement as a single document or in any number of counterparts, manually, by facsimile or by other electronic means, including contemporaneous photocopy or electronic reproduction by each party's respective attorneys. Each counterpart shall be an original, but a single document or all counterparts together shall constitute one instrument that shall be the agreement.

4.15
Survival. The respective representations, warranties, and agreements made herein by or on behalf of the parties hereto shall survive Completion. Each party shall be entitled to rely on the representations and warranties of the other part)', regardless of any investigation made by or on behalf of the relying party or any officer, director, employee or affiliate of such party, and even if the relying party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Completion.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year first before written.

SIGNED FOR AND BEHALF OF SEVEN ARTS PICTURES PLC	) )	........................................................

SIGNED FOR AND BEHALF OF FLETCHER INTERNATIONAL, LTD.	) ) )	........................................................ .......................................................

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year first before written.

SIGNED FOR AND BEHALF OF SEVEN ARTS PICTURES PLC	) )	........................................................

SIGNED FOR AND BEHALF OF FLETCHER INTERNATIONAL, LTD.	) ) )	....................................................... .......................................................